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                                                                       Exhibit 1

                             JOINT FILING AGREEMENT

This will confirm the agreement by and among all of the undersigned that the
Schedule 13D on or about this date with respect to the beneficial ownership by the undersigned of Orient-Express Hotels Ltd. is being, and any and all amendments to such Schedule may be, filed on behalf of each of the undersigned.

This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: December 5, 2005

CITIBANK INTERNATIONAL PLC

By:       /s/ Andrew Gaulter
     ---------------------------------------------------------
     Name: Andrew Gaulter
     Title: Company Secretary

CITICORP TRUSTEE COMPANY LIMITED

By:       /s/ Jill Robson
     ---------------------------------------------------------
     Name:  Jill Robson
     Title:  For Citicorporate Limited, Company Secretary

CITIBANK INVESTMENTS LIMITED

By:       /s/ Andrew Gaulter
     ---------------------------------------------------------
     Name:  Andrew Gaulter
     Title:  Company Secretary

CITIBANK OVERSEAS INVESTMENT CORPORATION

By:       /s/ William H. Wolf
     ---------------------------------------------------------
     Name:  William H. Wolf
     Title:  Executive Vice President

CITIBANK, N.A.

By:       /s/ Ali L. Karshan
     ---------------------------------------------------------
     Name:  Ali L. Karshan
     Title:  Assistant Secretary

CITICORP HOLDINGS INC.

By:       /s/ Kenneth S. Cohen
     ---------------------------------------------------------
     Name:  Kenneth S. Cohen
     Title:  Assistant Secretary

CITIGROUP INC.

By:       /s/ Ali L. Karshan
     ---------------------------------------------------------
     Name:  Ali L. Karshan
     Title:  Assistant Secretary